UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2016

Ventas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

As previously disclosed, Ventas, Inc. (“Ventas” or the “Company”) completed the acquisition of American Realty Capital Healthcare Trust, Inc. on January 16, 2015, the acquisition of Ardent Medical Services, Inc. (“AHS”), and the separation and sale of AHS’s hospital operations on August 4, 2015, and the transfer of most of the Company’s post-acute / skilled nursing facility portfolio to Care Capital Properties, Inc. (“CCP”) and distribution of all of the Company-owned common stock of CCP to the Company’s stockholders, effective at 11:59 p.m., Eastern Time, on August 17, 2015 (collectively, the “Transactions”). The Company is disclosing in this Current Report on Form 8-K certain updated pro forma financial information with respect to the Transactions and other adjustments as described in further herein.

Item 9.01.                                        Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Not applicable.

(b)   Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2015 is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(c)   Shell Company Transactions.

Not applicable.

(d)  Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Income for the nine months ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: January 15, 2016	By:	/s/ T. Richard Riney
Name: T. Richard Riney
Title: Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements for the nine months ended September 30, 2015.